UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report:  March 19, 2014

(Date of earliest event reported)

MRI Interventions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54575	58-2394628
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation or organization)	Number)	Identification No.)

One Commerce Square, Suite 2550
Memphis, Tennessee		38103
(Address of principal executive offices)		(Zip Code)

(901) 522-9300

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

On March 19, 2014, MRI Interventions, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Boston Scientific Neuromodulation Corporation, an affiliate of Boston Scientific Corporation. As used in this Current Report on Form 8-K, “Boston Scientific” refers to Boston Scientific Corporation and its affiliates, as applicable.

Pursuant to the Purchase Agreement, Boston Scientific purchased from the Company certain MRI-safety technology for implantable medical leads (the “Transferred Intellectual Property”) in consideration for the cancellation of indebtedness of approximately $4.3 million. The Transferred Intellectual Property includes some, but not but all, of the intellectual property the Company previously licensed exclusively to Boston Scientific within the fields of neuromodulation and implantable medical leads for cardiac applications. The asset purchase price was satisfied through the cancellation of the three amended and restated secured convertible promissory notes previously issued by the Company to Boston Scientific in the aggregate principal amount of approximately $4.3 million (the “BSC Notes”). Accordingly, all obligations of the Company under the BSC Notes have been discharged and the liens that secured the Company’s obligations under the BSC Notes have been terminated and released.

The Purchase Agreement contains representations and warranties by the Company and Boston Scientific and covenants of the Company and Boston Scientific (including indemnification in the event of breaches of representations and warranties), which the Company believes are customary for a transaction of this nature.

In connection with the Purchase Agreement, the parties entered into a license agreement pursuant to which Boston Scientific granted the Company an exclusive, royalty-free, fully paid up, irrevocable, worldwide license to the Transferred Intellectual Property, with the right to sublicense, within fields of use other than neuromodulation and implantable medical leads for cardiac applications.

In addition, Boston Scientific and the Company entered into amendments to their pre-existing development and license agreements, in the fields of neuromodulation and implantable medical leads for cardiac applications, to eliminate the milestone-based payments and royalties provided under those agreements. As such, the Company will no longer be entitled to receive any future milestone-based payments or royalties under its development and license agreements with Boston Scientific.

The transactions contemplated by the Purchase Agreement do not impact the Company’s ability to continue to commercialize its ClearPoint system or to continue the development of its ClearTrace system.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MRI Interventions, Inc.

By:	/s/ Oscar Thomas
Oscar Thomas
Vice President, Business Affairs

Date:      March 19, 2014

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